                                                                       EXHIBIT 4

                                    FORM OF
                             AGREEMENT AND PLAN OF
                         REORGANIZATION AND LIQUIDATION

   AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION dated as of [   ], 2000
(the "Agreement"), by and between Van Kampen Life Investment Trust, a registered investment company, SEC File No. 811-4424 (the "Trust"), on behalf of its series, the Morgan Stanley Real Estate Securities Portfolio (the "Acquired Portfolio"), and The Universal Institutional Funds, Inc., a registered investment company, SEC File No. 811-7607 (the "Fund"), on behalf of its series, the U.S. Real Estate Portfolio (the "Acquiring Portfolio").

   WHEREAS, the Board of Trustees of the Trust and the Board of Directors of the Fund have each determined that entering into this Agreement for the Acquiring Portfolio to acquire the assets and liabilities of the Acquired Portfolio is in the best interests of each respective party; and

   WHEREAS, the parties intend that this transaction qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

   NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree to effect the transfer of all of the assets of the Acquired Portfolio solely in exchange for (a) the assumption by the Acquiring Portfolio of all of the liabilities of the Acquired Portfolio and (b) shares of the Acquiring Portfolio, followed by the distribution, at the Effective Time (as defined in Section 9 of this Agreement), of such shares of the Acquiring Portfolio to the accounts of the holders of shares of the Acquired Portfolio on the terms and conditions hereinafter set forth in liquidation of the Acquired Portfolio (the "Reorganization"). For convenience: (x) the shares of the Acquiring Portfolio which are given in exchange for the assets of the Acquired Portfolio are referred to hereinafter as the "Acquiring Portfolio Shares"; and
(y) the shares of the Acquired Portfolio which are held in the accounts of the holders of such shares immediately prior to the Effective Time are referred to hereinafter as the "Acquired Portfolio Shares." The parties hereto covenant and agree as follows:

   1. Plan of Reorganization. At the effective time of the Reorganization (the "Effective Time"), the Acquired Fund will assign, deliver and otherwise transfer all of its assets and good and marketable title thereto, free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and assign all of its liabilities as are set forth in a statement of assets and liabilities, to be prepared as of the Effective Time (the "Statement of Assets and Liabilities") to the Acquiring Portfolio which shall acquire all such assets, and shall assume all such liabilities, in exchange for delivery to the accounts of shareholders of the Acquired Portfolio by the Acquiring Portfolio of a number of Acquiring Portfolio Shares (both full and fractional) equivalent in net asset value to the Acquired Portfolio Shares outstanding immediately prior to the Effective Time. The assets and liabilities of the Acquired Portfolio, as set forth in the Statement of Assets and Liabilities attached hereto as Exhibit A, shall be exclusively assigned to and assumed by the Acquiring Portfolio. All debts, liabilities, obligations and duties of the Acquired Portfolio, to the extent that they exist at or after the Effective Time and are stated in the Statement of Assets and Liabilities, shall after the Effective Time attach to the Acquiring Portfolio and may be enforced against the Acquiring Portfolio to the same extent as if the same had been incurred by the Acquiring Portfolio.

   2. Transfer of Assets. The assets of the Acquired Portfolio to be acquired by the Acquiring Portfolio shall include, without limitation, all cash, cash equivalents, securities and receivables (including interest and dividends receivable) as set forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Acquired Portfolio and other property owned by the Acquired Portfolio at the Effective Time.

   3. Liquidation and Dissolution of the Acquired Portfolio. At the Effective Time, the Acquired Portfolio will liquidate and the Acquiring Portfolio Shares (both full and fractional) received by the accounts of the shareholders of the Acquired Portfolio will be distributed to the shareholders of record of the Acquired Portfolio as of the Effective Time in exchange for their respective Acquired Portfolio Shares and in complete liquidation of the Acquired Portfolio. Each shareholder of the Acquired Portfolio will receive a number of Acquiring Portfolio Shares equal in net asset value to the Acquired Portfolio Shares held by that shareholder. Such distribution and liquidation will be accompanied by the establishment of an open account on the shareholder records of the Acquiring Portfolio in the name of each shareholder of record of the Acquired Portfolio and representing the respective number of Acquiring Portfolio Shares due such shareholder. As soon as practicable after the
Effective Time, but not later than [   ], 2000, the Trust shall take all steps
as shall be necessary and proper to effect a complete termination of the Acquired Portfolio.

   4. Representations and Warranties of the Acquiring Portfolio. The Acquiring Portfolio represents and warrants to the Acquired Portfolio as follows:

     (a) Organization, Existence, etc. The Fund is duly formed and in good standing under the laws of the state of its organization and is duly authorized to transact business in the state of its organization. The Acquiring Portfolio is a separate series of the Fund duly designated in accordance with the applicable provisions of the Fund's organizational documents. The Acquiring Portfolio is qualified to do business in all jurisdictions in which it is required to be so qualified, except jurisdictions in which the failure so to qualify would not have a material adverse effect on the Acquiring Portfolio. The Acquiring Portfolio has obtained all material federal, state and local authorizations necessary to own all of the properties and assets and to carry on its business as now being conducted, except authorizations which the failure so to obtain would not have a material adverse effect on the Acquiring Portfolio.

     (b) Registration as Investment Company. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company which offers its shares only to insurance companies for accounts which they establish to fund variable life insurance and variable annuity contracts and by other entities under qualified pension and retirement plans; and such registration has not been revoked or rescinded and is in full force and effect.

     (c) Financial Statements. The audited financial statements of the Fund relating to the Acquiring Portfolio dated as of and for the fiscal year ending December 31, 1999 (the "Acquiring Portfolio Financial Statements"), as delivered to the Acquired Portfolio, present fairly the financial position of the Acquiring Portfolio as of the date thereof and the results of operations and changes in its net assets for the periods indicated. The Fund shall furnish to the Acquired Portfolio within five (5) business days after the Effective Time, an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets as of and for the interim period ending on the Effective Time; such financial statements will represent fairly the financial position and portfolio of investments and the results of its operations as of, and for the period ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and the results of its operations and changes in financial position for the period then ended; and such financial statements shall be certified by the Treasurer of the Acquiring Portfolio as complying with the requirements hereof.

     (d) Shares to be Issued upon Reorganization. The Acquiring Portfolio Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Acquiring Portfolio's Prospectus.

     (e) Authority Relative to this Agreement. The Fund, on behalf of the Acquiring Portfolio, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Fund's Board of Directors, and no other proceedings by the Fund are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. The Acquiring

  Portfolio is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

     (f) Liabilities. There are no liabilities of the Acquiring Portfolio, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquiring Portfolio Financial Statements, if any, and liabilities incurred in the ordinary course of business prior to the Effective Time or otherwise previously disclosed to the Acquired Portfolio, none of which has been or will have been materially adverse to the business, assets or results of operations of the Acquiring Portfolio. The Fund's registration statement, which is on file with the Securities and Exchange Commission ("SEC"), does not contain any untrue statement of a material fact, nor does it omit any material statement required to be stated therein or necessary to make the statements therein not materially misleading.

     (g) Litigation. Except as previously disclosed to the Acquired Portfolio, there are no claims, actions, suits or proceedings pending or, to the actual knowledge of Morgan Stanley Dean Witter Investment Management Inc. or the Fund, overtly threatened which would materially adversely affect the Acquiring Portfolio or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (h) Contracts. Except for contracts and agreements disclosed to the Acquired Portfolio, under which no default exists, the Acquiring Portfolio is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever.

     (i) Taxes. As of the Effective Time, all federal and other tax returns and reports of the Acquiring Portfolio required by law to have been filed shall have been filed, and all taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and, to the best of the Acquiring Portfolio's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return which would materially adversely affect any of the Acquiring Portfolio or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (j) Shares of the Acquiring Portfolio: Registration. The Acquiring Portfolio Shares to be issued pursuant to Section 1 hereof will be duly registered under the Securities Act of 1933 (the "1933 Act") and all applicable state securities laws.

     (k) Absence of Changes. From the date of this Agreement through the Effective Time, there shall not have been any change in the business, results of operations, assets or financial condition or the manner of conducting the business of the Acquiring Portfolio, other than changes in the ordinary course of its business, which will have had a material adverse effect on such business, or any pending or overtly threatened litigation, results of operations, assets or financial condition which would materially adversely affect any of the Acquiring Portfolio or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (l) Registration Statement. The Registration Statement and the Prospectus/Proxy Statement contained therein as of the effective date of the Registration Statement, and at all times subsequent thereto up to and including the Effective Time, as amended or as supplemented if it shall have been amended or supplemented, conforms and will conform, as it relates to the Acquiring Portfolio, in all material respects, to the applicable requirements of the applicable federal and state securities laws and the rules and regulations of the SEC thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this Section apply to statements or omissions made in reliance upon and in conformity with written information concerning the Trust or the Acquired Portfolio furnished in writing to the Acquiring Portfolio by the Trust or the Acquired Portfolio.

     (m) Tax Qualification. The Acquiring Portfolio has qualified as a regulated investment company within the meaning of Section 851 of the Code, for each of its taxable years; and has satisfied the distribution requirements imposed by Section 852 of the Code for each of its taxable years.

     (n) Diversification Qualification. The Acquiring Portfolio has satisfied the diversification tests set forth in Treas. Reg. Section 1.817-5 for each of its calendar quarters.

   5. Representations and Warranties of the Acquired Portfolio. The Acquired Portfolio represents and warrants to the Acquiring Portfolio as follows:

     (a) Organization, Existence, etc. The Acquired Portfolio is duly formed and in good standing under the laws of its state of organization and is duly authorized to transact business in its state of organization. The Acquired Portfolio is a separate series of the Trust duly designated in accordance with the applicable provisions of the Trust's organizational documents. The Acquired Portfolio is qualified to do business in all jurisdictions in which they are required to be so qualified, except jurisdictions in which the failure so to qualify would not have a material adverse effect on the Acquired Portfolio. The Acquired Portfolio has obtained all material federal, state and local authorizations necessary to own all of the properties and assets and to carry on its business and the business thereof as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Acquired Portfolio.

     (b) Registration as Investment Company. The Trust is registered under the 1940 Act as an open-end management investment company which offers its shares only to insurance companies for accounts which they establish to fund variable life insurance and variable annuity contracts and by other entities under qualified pension and retirement plans; and such registration has not been revoked or rescinded and is in full force and effect.

     (c) Financial Statements. The audited financial statements of the Trust relating to the Acquired Portfolio as of and for the fiscal year ending December 31, 1999 (the "Acquired Portfolio Financial Statements"), as delivered to the Acquiring Portfolio, present fairly the financial position of the Acquired Portfolio as of the date thereof, and the results of operations and changes in its net assets for the periods indicated. The Trust shall furnish to the Acquiring Portfolio within five (5) business days after the Effective Time, an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets as of and for the interim period ending on the Effective Time; such financial statements will present fairly the financial position and portfolio of investments and the results of its operations as of, and for the period ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and the results of its operations and changes in financial position for the period then ended; and such financial statements shall be certified by the Treasurer of the Acquired Portfolio as complying with the requirements hereof.

     (d) Marketable Title to Assets. The Acquired Portfolio will have, at the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Portfolio. Upon delivery and payment for such assets, including the assumption of related liabilities, the Acquiring Portfolio will have good and marketable title to such assets without restriction on the transfer thereof, free and clear of all liens, encumbrances and adverse claims.

     (e) Authority Relative to this Agreement. The Trust, on behalf of the Acquired Portfolio, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Trust's Board of Trustees, and no other proceedings by the Trust are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. The Acquired Portfolio is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

     (f) Liabilities. There are no liabilities of the Acquired Portfolio, whether or not determined or determinable, other than liabilities disclosed or provided for in the Acquired Funds Financial Statements and liabilities incurred in the ordinary course of business prior to the Effective Time or otherwise previously disclosed to the Acquiring Portfolio, none of which has been or will have been materially adverse to the business, assets or results of operations of the Acquired Portfolio. The Trust's Registration

  Statement, which is on file with the SEC, does not contain any untrue statement of a material fact nor does it omit any statement required to be stated therein or necessary to make the statements therein not misleading.

     (g) Litigation. Except as previously disclosed to the Acquiring Portfolio, there are no claims, actions, suits or proceedings pending or, to the knowledge of Van Kampen Asset Management Inc., or the Trust, threatened which would materially adversely affect the Acquired Portfolio or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (h) Contracts. Except for contracts and agreements disclosed to the Acquiring Portfolio, under which no default exists, the Acquired Portfolio is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever.

     (i) Taxes. As of the Effective Time, all federal and other tax returns and reports of the Acquired Portfolio required by law to have been filed shall have been filed, and all taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and, to the best of the Acquired Portfolio's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such return which would materially adversely affect the Acquired Portfolio or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (j) Shares of the Acquired Portfolio: Authorization. The shares of beneficial interest of the Acquired Portfolio to be exchanged pursuant to
  Section 1 hereof have been duly authorized and issued and are fully paid and non-assessable by the Trust and conform in all material respects to the description thereof contained in the Trust's Prospectus furnished to the Acquiring Portfolio.

     (k) Absence of Changes. From the date of this Agreement through the Effective Time, there shall not have been any change in the business, results of operations, assets or financial condition or the manner of conducting the business of the Acquired Portfolio, other than changes in the ordinary course of its business, which will have had a material adverse effect on such business, or any pending or overtly threatened litigation, results of operations, assets or financial condition which would materially adversely affect the Acquired Portfolio or its assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (l) Registration Statement. The Registration Statement and the Prospectus/Proxy Statement contained therein as of the effective date of the Registration Statement, and at all times subsequent thereto up to and including the Effective Time, as amended or as supplemented if it shall have been amended or supplemented, conforms and will conform, as it relates to the Acquired Portfolio, in all material respects, to the applicable requirements of the applicable Federal and state securities laws and the rules and regulations of the SEC thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this Section apply to statements or omissions made in reliance upon and in conformity with written information concerning the Fund or the Acquiring Portfolio furnished to the Acquired Portfolio by the Fund or the Acquiring Portfolio.

     (m) Tax Qualification. The Acquired Portfolio has qualified as a regulated investment company within the meaning of Section 851 of the Code for each of its taxable years; and has satisfied the distribution requirements imposed by Section 852 of the Code for each of its taxable years.

     (n) Diversification Qualification. The Acquired Portfolio has satisfied the diversification tests forth in Treas. Reg. Section 1.817-5 for each of its calendar quarters.

  6. Conditions Precedent to Obligations of the Acquiring Portfolio.

   (a) All representations and warranties of the Acquired Portfolio contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

   (b) The Acquiring Portfolio shall have received an opinion of counsel for the Acquired Portfolio, dated as of the Effective Time, addressed to and in form and substance satisfactory to counsel for the Acquiring Portfolio, to the effect that (i) the Trust is duly organized and validly existing under the laws of its state of organization and the Acquired Portfolio has been duly designated as a series of the Trust; (ii) the Trust is an open-end management investment company registered under the 1940 Act which offers its shares only to insurance companies for accounts which they establish to fund variable life insurance and variable annuity contracts and to other entities under qualified pension and retirement plans; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of the Acquired Portfolio and this Agreement has been duly executed and delivered by the Trust on behalf of the Acquired Portfolio and is a valid and binding obligation of the Acquired Portfolio, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally; (iv) to the best of counsel's knowledge after reasonable inquiry, no consent, approval, order or other authorization of any federal or state court or administrative or regulatory agency is required for the Acquired Portfolio to enter into this Agreement or to carry out its terms that has not been obtained other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquired Portfolio; and (v) upon consummation of this Agreement, the Acquiring Portfolio shall have acquired all of the Acquired Portfolio's assets listed in the Statement of Assets and Liabilities, free and clear of all liens, encumbrances or adverse claims.

   (c) The Acquired Portfolio shall have delivered to the Acquiring Portfolio at the Effective Time the Acquired Portfolio Statement of Assets and Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of the Acquired Portfolio as to the aggregate asset value of the Acquired Portfolio's securities.

   (d) The Acquired Portfolio shall have received a certificate of an authorized officer of the Acquiring Portfolio, dated as of the Effective Time, certifying that the representations and warranties set forth in Section 5 are true and correct at the Effective Time, together with certified copies of the resolutions adopted by the Board of Trustees.

  7. Conditions Precedent to Obligations of the Acquired Portfolio.

   (a) This Agreement and the transactions contemplated herein shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of beneficial interest of the Acquired Portfolio.

   (b) All representations and warranties of the Acquiring Portfolio contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

   (c) The Registration Statement shall have become effective and no stop orders under the 1933 Act pertaining thereto shall have been issued and all necessary approvals, registrations, and exemptions under federal and state securities laws shall have been obtained.

   (d) The Acquired Portfolio shall have received an opinion of counsel for the Acquiring Portfolio, dated as of the Effective Time, addressed to and in form and substance satisfactory to counsel for the Acquired Portfolio, to the effect that: (i) the Acquiring Portfolio is duly organized and a validly existing series of the Fund under the laws of its state of organization; (ii) the Fund is an open-end management investment company registered under the 1940 Act which offers its shares only to insurance companies for accounts which they establish to fund variable life insurance and avriable annuity contracts and to other entities under qualified pension and retirement plans; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite action of the Acquiring Portfolio and this Agreement has been duly executed and delivered by the Acquiring Portfolio and is a valid and binding obligation of the Acquiring Portfolio, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally; (iv) to the best of counsel's knowledge, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for the Acquiring Portfolio to enter into this Agreement or to carry out its terms that has not already been obtained, other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquiring Portfolio; (v) the Acquiring Portfolio Shares to be issued in the Reorganization have been duly authorized and upon issuance thereof in accordance with this Agreement will be validly issued, fully paid and nonassessable; and (vi) except as to financial statements and schedules and other financial and statistical data included or incorporated by reference therein and subject to usual and customary qualifications with respect to Rule 10b-5 type opinions, as of the effective date of the Registration Statement filed pursuant to the Agreement, the portions thereof pertaining to the Acquiring Portfolio comply as to form in all material respects with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act and the rules and regulations of the SEC thereunder and no facts have come to counsel's attention which would cause them to believe that as of the date of effectiveness of the portions of the Registration Statement applicable to the Acquiring Portfolio, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

   (e) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding by any state, local or federal government agency or entity seeking any of the foregoing be pending. There shall not have been any action taken or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement which makes or would make the consummation of the transactions contemplated by this Agreement illegal or which has or would have a material adverse effect on business operations of the Acquiring Portfolio.

   (f) The Acquiring Portfolio shall have delivered to the Acquired Portfolio at the Effective Time a certificate of the Treasurer or Assistant Treasurer of the Acquiring Portfolio as to the aggregate asset value of the Acquiring Portfolio's securities.

   (g) The Acquiring Portfolio shall have received a certificate of an authorized officer of the Acquired Portfolio, dated as of the Effective Time, certifying that the representations and warranties set forth in Section 4 are true and correct at the Effective Time, together with certified copies of the resolutions adopted by the Board of Trustees.

   8. Further Conditions Precedent to Obligations of the Acquired Portfolio and the Acquiring Portfolio. The obligations of the Acquired Portfolio and the Acquiring Portfolio to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions:

     (a) Such authority from the SEC as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received.

     (b) The Registration Statement on Form N-1A of the Acquiring Portfolio shall be effective under the 1933 Act, and, to the best knowledge of the Acquiring Portfolio, no investigation or proceeding for that purpose shall have been instituted or be pending, overtly threatened or contemplated under the 1933 Act.

     (c) The Acquiring Portfolio shall have filed all documents and paid all fees required to permit its shares to be offered to insurance companies in all states of the United States, the Commonwealth of Puerto Rico and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.

     (d) The Acquired Portfolio and the Acquiring Portfolio shall have received on or before the Effective Time an opinion of counsel satisfactory to the Acquired Portfolio and the Acquiring Portfolio and based upon certain factual representations made by officers of the Van Kampen Trust and the Universal Fund substantially to the effect that for federal income tax purposes:

       (1) No gain or loss will be recognized to the Acquired Portfolio upon the transfer of its assets in exchange solely for the Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of the Acquired Portfolio's liabilities. No opinion, however, is expressed as to whether accrued market discount will be required to be recognized as ordinary income pursuant to Section 1276 of the Code;

       (2) No gain or loss will be recognized to the Acquiring Portfolio on its receipt of the Acquired Portfolio's assets in exchange for the Acquiring Portfolio Shares and the assumption by the Acquiring Portfolio of the Acquired Portfolio's liabilities;

       (3) The basis of the Acquired Portfolio's assets in the accounts of shareholders of the Acquiring Portfolio will be the same as the basis of those assets in the accounts of shareholders of the Acquired Portfolio immediately before the Reorganization;

       (4) The Acquiring Portfolio's holding period for the assets transferred to the Acquiring Portfolio by the Acquired Portfolio will include the holding period of those assets in the accounts of shareholders of the Acquired Portfolio immediately before the Reorganization;

       (5) No gain or loss will be recognized to the Acquired Portfolio on the distribution of the Acquiring Portfolio Shares to the accounts of the Acquired Portfolio's shareholders in exchange for Acquired Portfolio Shares;

       (6) No gain or loss will be recognized to the accounts of the Acquired Portfolio's shareholders as a result of the distribution of the Acquiring Portfolio Shares to the accounts of the Acquired Portfolio's shareholders in exchange for Acquired Portfolio Shares;

       (7) The basis of the Acquiring Portfolio Shares received by the accounts of the Acquired Portfolio's shareholders will be the same as the adjusted basis of those shareholders' Acquired Portfolio Shares surrendered in exchange therefor; and

       (8) The holding period of the Acquiring Portfolio Shares received by the accounts of the Acquired Portfolio's shareholders will include their holding period for the Acquired Portfolio Shares surrendered in exchange therefor, provided that said Acquired Portfolio Shares were held as capital assets on the date of the conversion.

     (e) A vote approving this Agreement and the Reorganization contemplated hereby shall have been adopted by at least a majority of the outstanding shares of the Acquired Portfolio entitled to vote at a special meeting.

     (f) The Board of Directors of the Fund, at a meeting duly called for such purpose, shall have authorized the issuance by the Acquiring Portfolio of Acquiring Portfolio Shares at the Effective Time in exchange for the assets and liabilities of the Acquired Portfolio pursuant to the terms and provisions of this Agreement.

   9. Effective Time of the Reorganization. The exchange of the Acquired Portfolio's assets and liabilities for Acquiring Portfolio Shares shall be
effective as of close of business on [     ], 2000, or at such other time and
date as fixed by the mutual consent of the parties.

   10. Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned with respect to one or both of the Acquiring Portfolio and/or the Acquired Portfolio without penalty by resolution of the Board of Trustees of the Trust or the Board of Directors of the Fund or at the discretion of any duly authorized officer of the Fund or of the Trust, at any time prior to the Effective Time, if circumstances should develop which, in the opinion of such Board or officer, make proceeding with the Agreement inadvisable.

   11. Amendment and Waiver. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; PROVIDED, that no such amendment may have the effect of changing the provisions for determining the number or value of Acquiring Portfolio Shares to be paid to the Acquired Portfolio's shareholders under this Agreement to the detriment of such shareholders without their further approval. Furthermore, either party may waive any breach by the other party or of the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and authorized by the President or any Vice President of the waiving party) with or without the approval of such party's shareholders.

   12. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of [ ].

   13. Personal Liability. As provided for in the organizational documents of the Van Kampen Trust, the shareholders, trustees, officers, employees and other agents of the Van Kampen Trust shall not personally be found by or liable for the matters set forth hereto, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

   14. Notices. Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail, internet or overnight express courier addressed as follows:

   if to the Acquiring Portfolio:

     Harold J. Schaaff, Jr., Esquire
     The Universal Institutional Funds, Inc.
     1221 Avenue of the Americas
     New York, New York 10020

   with a copy to:

     Arthur Lev, Esquire
     Morgan Stanley Dean Witter Investment Management Inc.
     1221 Avenue of the Americas
     New York, New York 10020

     Richard W. Grant, Esquire
     Morgan, Lewis & Bockius LLP
     1701 Market Street
     Philadelphia, Pennsylvania 19103

   if to the Acquired Portfolio:

     A. Thomas Smith III, Esquire
     Van Kampen Life Investment Trust
     1 Parkview Plaza
     P.O. Box 5555
     Oakbrook Terrace, Illinois 60181-5555

   with a copy to:

     Thomas A. Hale, Esquire
     Skadden, Arps, Slate, Meagher & Flom (Illinois)
     333 West Wacker Drive
     Chicago, Illinois 60606

  15. Fees and Expenses.

   (a) The Acquiring Portfolio and the Acquired Portfolio each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

   (b) Except as otherwise provided for herein, all expenses of the transactions contemplated by this Agreement will be incurred by Morgan Stanley Dean Witter Investment Management Inc. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the proxy statement relating to the Reorganization Agreement under the 1934 Act; (iii) postage; (iv) printing; (v) accounting fees; (vi) legal fees; and (vii) solicitation costs of the transaction. The Acquiring Portfolio shall pay its own Federal and state registration fees.

  16. Headings, Counterparts, Assignment.

   (a) The article and paragraph headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

   (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

   (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

  17. Entire Agreement.

   The Fund and the Trust agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

  18. Further Assurances.

   The Fund and the Trust shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

  19. Binding Nature of Agreement.

   As provided in each of (1) the Trust's organizational documents, as amended and supplemented to date; and (2) the Fund's organizational documents, as amended and supplemented to date, this Agreement was executed by the undersigned officers of the Fund and the Trust, on behalf of the Acquiring Portfolio and the Acquired Portfolio, respectively, as officers and not individually, and the obligations of this Agreement are not binding upon the undersigned officers individually, but are binding only upon the assets and property of the corporation or trust. Moreover, no series of the Fund or the Trust shall be liable for the obligations of any other series of that corporation or trust.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          Van Kampen Life Investment Trust, on
                                          behalf of its series, Morgan Stanley
                                          Real Estate Securities Portfolio

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          The Universal Institutional Funds,
                                          Inc., on behalf of its series, U.S.
                                          Real Estate Portfolio

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________